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                                                                      EXHIBIT 5


                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Registration Statement on Form S-6 (Registration Statement No. 333-06071) of our reports dated April 12, 2002 relating to the financial statements of the Subaccounts of MONY America Variable Account L-Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master and Corporate Sponsored Variable Universal Life, our report dated April 12, 2002 relating to the combined financial statements of MONY America Variable Account L, our reports dated February 12, 2001 and February 11, 2000 relating to the financial statements of the Subaccounts of MONY America Variable Account L-Corporate Sponsored Variable Universal Life, and our report dated February 7, 2002 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York

April 29, 2002